UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report  (Date of earliest event reported):  October 12, 2005

TRC COMPANIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-9947	06-0853807
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5 Waterside Crossing, Windsor, Connecticut 06095
(Address of Principal Executive Offices) (Zip Code)

(860) 298-9692
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry Into a Definitive Material Agreement.

On October 12, 2005, TRC Companies, Inc. (“TRC”) announced that Dr. Richard D. Ellison will retire as TRC’s President and Chief Executive Officer, effective as of January 1, 2006.  In connection with this announcement, Dr. Ellison entered into a Retirement Agreement with TRC, effective as of October 12, 2005 (the “Retirement Agreement”).  Under the terms of the Retirement Agreement Dr. Ellison agreed that he and Christopher P. Vincze, TRC’s Chief Operating Officer, will jointly determine the remaining operational issues with which Dr. Ellison should remain involved, and that the executive responsibility for all operations of TRC will be immediately vested in Mr. Vincze as Chief Operating Officer.

TRC’s Board of Directors anticipates that Dr. Ellison will remain Chairman of TRC’s Board of Directors following his retirement as President and CEO and intends to re-nominate Dr. Ellison for election to TRC’s Board of Directors in November.

The Retirement Agreement provides that following Dr. Ellison’s retirement as TRC’s President and Chief Executive Officer, he will be paid an amount equal to his current base salary through April 1, 2007, with a payment equal to six months salary being made on July 3, 2006 and the remainder will be paid in accordance with TRC’s normal payroll practices for senior management.  All unvested stock options held by Dr. Ellison at the time he departs from the Board of Directors will immediately vest and will remain exercisable for one year after such departure.  Dr. Ellison’s health insurance benefits and his current life insurance policy shall be continued through June 30, 2007, and lease on his automobile will be continued for the remainder of the term of that lease, for his exclusive benefit.   Additionally, Dr. Ellison will be reimbursed for his country club membership through December 31, 2006.

The Retirement Agreement also provides that Dr. Ellison will not directly or indirectly compete with TRC, or solicit any employee of TRC to compete with TRC, until the later of (i) twelve months following the last date on which Dr. Ellison is a member of TRC’s Board of Directors, or (ii) June 1, 2007.

A copy of the Retirement Agreement is filed with this report as Exhibit 10.1 and is incorporated herein by reference.

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On October 12, 2005, TRC announced that Dr. Ellison will retire as TRC’s President and Chief Executive Officer, effective as of January 1, 2006.  A description of the terms of Dr. Ellison’s retirement is included under Item 1.01.

On October 12, 2005, TRC announced that Mr. Christopher P. Vincze, TRC’s Chief Operating Officer since March 18, 2005, has been elected as a member of the TRC Board of Directors, effective immediately, and has also been appointed President and Chief Executive Officer of TRC, effective as of January 1, 2006.  Prior to January 1, 2006, Mr. Vincze will remain as Chief Operating Officer of TRC, but the executive responsibility for all operations of TRC will be vested in Mr. Vincze as Chief Operating Officer.  During the period prior to January 1, 2006, Mr. Vincze and Dr. Ellison will determine the remaining operational issues with which Dr. Ellison should remain involved.

Mr. Vincze’s Employment Agreement, dated March 18, 2005, by and between Mr. Vincze and TRC was filed as Exhibit 10.7 to TRC’s Current Report on Form 8-K, filed with the U.S. Securities and Exchange Commission on March 24, 2005 (the “Form 8-K”), and has not been amended to date.

Item 9.01.  Financial Statements and Exhibits.

(c) Exhibits.

10.1           Retirement Agreement, effective as of October 12, 2005, by and between TRC, the independent members of TRC’s Board of Directors and Richard D. Ellison.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	October 18, 2005	TRC Companies, Inc.

	By:	/s/ Harold C. Elston, Jr.
Harold C. Elston, Jr.
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Retirement Agreement, effective as of October 12, 2005, by and between TRC, the independent members of TRC’s Board of Directors and Richard D. Ellison.